UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2015

PIVOT PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

NEUROKINE PHARMACEUTICALS INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On March 26, 2015, our board of directors, in accordance with the Articles of our company, approved a change of name of our company to Pivot Pharmaceuticals Inc.

Also on March 26, 2015, our company’s board of directors approved a resolution to effect a reverse stock split of our issued and outstanding common shares on a ten (10) old for one (1) new basis. Upon effect of the reverse split, our issued and outstanding common shares will decrease from 1,058,637,668 common shares to approximately 105,863,767 common shares, without par value. The reverse stock split was approved by our shareholders at a special meeting held on September 26, 2014.

A Notice of Alteration to effect the change of name was filed and became effective with the British Columbia Registrar of Companies on April 7, 2015. No filing was required for the reverse stock split.

The name change and reverse split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of April 20, 2015.

The name change and reverse stock split will become effective with the OTC Bulletin Board at the opening of trading on April 20, 2015 under the symbol "NEUKD". The "D" will be placed on our ticker symbol for 20 business days at which time our symbol will change to "PVOTF". Our new CUSIP number is 72580T202.

Item 9.01	Financial Statements and Exhibits
3.1	Form 11, Notice of Alteration filed with the British Columbia Registrar of Companies with an effective date of April 7, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOT PHARMACEUTICALS INC.

Date: April 17, 2015	By:	/s/ BJ Bormann
BJ Bormann
President and Director